UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

PRESSTEK, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-17541	02-0415170
(Commission File Number)	(I.R.S. Employer Identification Number)

10 Glenville Street, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)
(203) 769-8056
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 20, 2009, Presstek, Inc. (“Presstek”), Lasertel, Inc. (“Lasertel”), a majority-owned subsidiary of Presstek, SELEX Sensors and Airborne Systems (US) Inc. (“Selex”), LT Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Selex, and SELEX Sensors and Airborne Systems Limited (“Selex Guarantor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into Lasertel, with Lasertel continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Selex (the “Merger”).

As a result of the Merger, each issued and outstanding share of Common Stock, no par value, of Lasertel, shall be converted into the right to receive an amount in cash equal to the quotient obtained by dividing $8,000,000, as adjusted for working capital changes between the signing of the Merger Agreement and closing and less amounts paid in respect of outstanding stock options (the “Merger Consideration”) by the number of shares outstanding at the effective time of the Merger (the “Effective Time”). Presstek owns approximately 98.3 percent of the 11,994,374 shares of Lasertel Common Stock that are issued and outstanding.

All outstanding stock options (“Options”) at the Effective Time shall be deemed to have vested, with the exercise date for all such Options deemed to have been accelerated to the Effective Time. Option holders shall be entitled to receive from the Surviving Corporation, immediately following the closing, an amount in cash equal to (i)(A)(1) $8,000,000, as adjusted for working capital changes between the signing of the Merger Agreement and closing plus the aggregate exercise price for all Options, divided by (2) the number of shares of Common Stock of Lasertel outstanding as of immediately prior to the Effective Time (assuming the exercise of all Options, whether vested or unvested, outstanding at such time, but excluding any shares in the treasury of the Lasertel or held by Selex or Merger Sub), minus (B) the applicable exercise price per share for each such Option, multiplied by (ii) the number of shares issuable upon the exercise of such Option (it being understood that if the result is a negative amount for any Option holder, the Options held by such Option holder shall be cancelled without the payment of any consideration to such Option holder).

In addition to the Merger Consideration, the transaction provides for the transfer by Lasertel to Presstek of approximately $2.0 million of laser diodes for Presstek’s future product requirements.

On or prior to the Effective Date, Presstek and Lasertel shall use their commercially reasonable efforts, and Selex and Merger Sub shall cooperate in connection therewith, to obtain the consent of the landlord to the assignment (the Lease Assignment”) of the lease on the Arizona property on which Lasertel conducts its operations (the “Lease”).  Selex Guarantor is obligated to provide its guarantee of all of Lasertel’s obligations under the Lease from and after the Effective Date as additional security to obtain the landlord’s consent to the Lease Assignment.  In the event that the Lease Assignment is not executed by the landlord, Presstek shall assign the Lease to Lasertel (the “Affiliate Lease Assignment”) in a different form than the Lease Assignment and with the guarantee of Selex Guarantor.  Only in the event that the Lease Assignment and the Affiliate Lease Assignment are not approved by landlord, Presstek and Lasertel shall enter into a sublease under which Lasertel shall assume all of Presstek’s obligations under the Lease as of the Effective Date, with such obligations guaranteed by Selex Guarantor.

At the Effective Time Lasertel and Presstek will enter into a Global Supply Agreement providing for Lasertel to supply laser diodes to Presstek. Presstek and Selex will also enter into a Transition Services Agreement, Non-Competition Agreement and certain license agreements. Presstek will enter into a release of certain claims in favor of Lasertel at the Effective Time.

The consummation of the Merger is subject to certain conditions, including, among others:  (i) the receipt of antitrust approval (or the expiration of applicable waiting periods) in Italy, Cyprus and Ukraine without any remedies imposed by any of them that result in a material adverse effect on Selex, Lasertel or Merger Sub, (ii) Selex and Presstek shall have received written confirmation from the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has reviewed the information provided to it regarding the transaction and based on its review and investigation, and after full consideration of all relevant national security factors, including factors, CFIUS has determined that there are no unresolved national security concerns with respect to the transaction, (iii) the shareholders of Lasertel shall have approved by majority vote the Merger Agreement and the Merger, (iv) Presstek shall have refinanced its existing credit facility, (v) the receipt of a report from an environmental consultant concerning a limited site investigation performed by Selex, and (vi) no court or other governmental entity shall have issued, enacted, entered, promulgated or enforced any law or order restraining, enjoining or otherwise prohibiting the Merger.

The Merger Agreement contains customary representations and warranties of Lasertel, Presstek, Selex and Merger Sub.  The representation and warranties of Lasertel include, among others, representations concerning Lasertel’s compliance with environmental laws, export and import laws, government contract laws, anti-corruption and anti-bribery laws and national security requirements.

The Merger Agreement contains covenants of the parties. Certain covenants require that: (i) each of the parties use reasonable best efforts to cause the Merger to be consummated, including with regard to receiving antitrust approvals and the approval of the landlord on the Lasertel property to an assignment of the Lease, (ii) Presstek and Lasertel shall not solicit alternate transactions, (iii) Presstek and Lasertel shall conduct Lasertel’s business in the ordinary course and provide Selex and Merger Sub reasonable access to Lasertel’s business records and information through the Effective Time, and (iv) Lasertel shall call and hold a special shareholders’ meeting for the purpose of seeking approval of the Merger Agreement and the Merger.

The Merger Agreement provides for the indemnification by Presstek of Selex and Merger Sub for losses arising from certain matters, including among other things (i) the breach or inaccuracy of Presstek and/or Lasertel representations or warranties, (ii) the failure of Presstek and/or Lasertel to perform or comply with covenants under the Merger Agreement, (iii) matters relating to losses arising from claims of minority shareholders and/or Option holders, (iv) pre-closing environmental liabilities, and (v) pre-closing obligations under the Lease. Presstek’s indemnification obligations for claims arising under the Merger Agreement are subject to a per-

claim minimum and an aggregate claim threshold and is subject to an aggregate cap of $1,600,000; provided, however, that no limitation on liability applies with respect to losses arising from certain matters, including (a) breaches of certain representations and warranties with respect to organizational matters and authorization, (b) claims arising from minority shareholders and Option holders, (c) pre-closing environmental liabilities, and (d) pre-closing obligations under the Lease.

The Merger Agreement contains termination rights for Presstek, Lasertel and/or Selex under certain circumstances, and provides for termination by mutual written consent.

Selex Guarantor is guaranteeing the payment and performance by Selex, Merger Sub and the Surviving Corporation their obligations under the Merger Agreement and under the assignment or sublease (as applicable) with respect to the Lease.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement.  The above description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On November 23, 2009, Presstek, Inc. issued a press release announcing the sale of Lasertel, Inc.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of Presstek, Inc. under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
2.1	Agreement and Plan of Merger dated November 20, 2009
99.1	Press Release of Presstek, Inc. announcing the sale of Lasertel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
By:	/s/ James R. Van Horn
James R. Van Horn
Vice President, General Counsel and Secretary

Dated: November 24, 2009